Exhibit 10.51

Clientis

Ersparniskasse

Erlinsbach

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Credit Agreement providing usual securities

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1.

Parties to the Agreement and credit amount

CLIENTIS Ersparnisbank Erlinsbach, Erlinsbach

(hereinafter called the “bank”)

hereby grants to

DNAPrint genomics, Inc., 900 Cocoanut Avenue, Sarasota, FL 34236 USA

(hereinafter called the “borrower”)

a current account credit up to a maximum amount of

EUR 160,000.00 (one hundred sixty thousand 00/100 euros)

at the terms and conditions set forth hereinafter:

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2.

Securities

The credit is secured according to the Pledge Agreement as of October 26, 2006.

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3.

Terms and Conditions for the credit

At present - until further notice - the following Terms and Conditions apply:

interest rate: 5.00 % per year, commission: 0 % per quarter until

The borrower hereby undertakes to pay the respective current account debt and interest hereon in accordance with the principles of commercial interest calculation at the conditions respectively fixed by the bank on the basis of the respective current market situation (interest and commission rates).

The interest rate is variable and may be adjusted to the current market conditions by the bank at any time.

The credit is granted

[x]   for an unlimited period

[ ]   for a limited period until

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4.

Maturity

The accounts receivable from the credit relationship are due and may be paid at any time so that repayment of the credit amount may be demanded and effected without notice of termination save in the case that a fixed period has been agreed.

5.

Closing of accounts

The borrower hereby authorizes the bank to

•

to close the accounts at the end of a calendar quarter or at any other time and to carry the balance forward to the new account or to call in such balance;

•

to debit or, respectively, credit, at its discretion, even before maturity of these accounts, any amounts which the borrower receives from the bank in cash or otherwise or which the borrower is, for any legal cause, entitled to claim from the bank;

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6.

Plurality of borrowers

Two or more borrowers are jointly and severally liable and entitled towards the bank.

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7.

General Terms and Conditions of Business and deposit regulation

For the rest, any and all rights and duties of the borrower and the bank under this Agreement are subject to the General Terms and Conditions of Business of the bank which become part of this Agreement. The borrower hereby declares to have received these Terms and Conditions of Business and to agree with their contents.

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8.

Applicable law and place of jurisdiction

Any and all legal relations between the borrower and the bank are subject to Swiss law. Place of performance, place for any actions of recovery in respect of any borrower resident abroad and exclusive place of jurisdiction for any and all proceedings is Aarau, subject to any possible appeals to be filed with the Schweizerisches Bundesgericht (Swiss Federal Court). Furthermore, the bank is also entitled to take legal action against the borrower before any other competent court.

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Hans Richard Gabriel

27. Oktober 2006	/s/ Richard Gabriel
(place, date)	(signature/s of the borrower)

ERSPARNISKASSE ERLINSBACH

Erlinsbach, October 26, 2006	/s/ Ersparniskasse